Exhibit 4.1
FOURTH AMENDMENT TO THE
RECEIVABLES PURCHASE AGREEMENT

This FOURTH AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT, dated as of October 14, 2024 (this “Amendment”), is among:
(i)    C.H. ROBINSON RECEIVABLES, LLC, a Delaware limited liability company, as seller (the “Seller”);
(ii)    C.H. ROBINSON WORLDWIDE, INC., a Delaware corporation (“CHR”), as master servicer (in such capacity, the “Master Servicer”) and as performance guarantor (in such capacity, the “Performance Guarantor”);
(iii)    BANK OF AMERICA, N.A. (“BofA”), as the Purchaser Agent for the BofA Purchaser Group and as a Committed Purchaser for the BofA Purchaser Group;
(iv)    WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells”), as the Purchaser Agent for the Wells Purchaser Group and as a Committed Purchaser for the Wells Purchaser Group; and
(v)    BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
BACKGROUND
WHEREAS, the parties hereto have entered into that certain Receivables Purchase Agreement, dated as of November 19, 2021 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.Definitions. Unless otherwise defined or provided herein, capitalized terms used herein have the meanings attributed thereto in (or by reference in) the Receivables Purchase Agreement.
SECTION 2.Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended to incorporate the changes shown on the marked pages of the Receivables Purchase Agreement attached hereto as Exhibit A.
SECTION 3.Certain Representations and Warranties. Each of the Seller and the Master Servicer hereby represents and warrants to the Committed Purchasers, the Purchaser Agents and the Administrative Agent as follows:
(a)Representations and Warranties. The representations and warranties made by such party in the Receivables Purchase Agreement and in any other Transaction Document to which it is a party are true and correct in all material respects both as of the date hereof and immediately after giving effect to this Amendment (except to the extent such representations and warranties explicitly refer solely to an earlier date, in which case they shall be true and correct as of such earlier date).
(b)Power and Authority; Due Authorization. Such party (i) has all necessary power and authority to (A) execute and deliver this Amendment and the other Transaction Documents to which it is a party in any capacity and (B) carry out the terms of and perform its obligations under this Amendment and the other Transaction Documents applicable to it and (ii) has duly authorized by all necessary corporate or limited liability

Exhibit 4.1
company action, as applicable, the execution, delivery and performance of this Amendment and the other Transaction Documents to which it is a party in any capacity.
(c)No Violation. The execution, delivery and performance by such party of this Amendment and the other Transaction Documents to which it is a party in any capacity will not (i) conflict with its articles or certificate of incorporation or formation, as applicable, or its by-laws or limited liability company agreement, as applicable, or (ii) violate any Law applicable to it or any of its properties, except in the case of clause (ii), where such conflict or violation could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
(d)Validity, etc. This Amendment, the Receivables Purchase Agreement and the other Transaction Documents to which it is a party constitute the legal, valid and binding obligations of such party enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at Law.
(e)No Defaults. No Event of Termination, Unmatured Event of Termination, Master Servicer Termination Event or Unmatured Master Servicer Termination Event shall have occurred and be continuing either before or immediately after giving effect to this Amendment.
(f)Net Portfolio Balance. Both as of the date hereof and immediately after giving effect to this Amendment, the sum of the Purchasers’ Total Investment and the Required Reserves do not exceed the Net Portfolio Balance.
SECTION 4.Effectiveness. This Amendment shall be effective as of the date hereof, upon the Administrative Agent’s receipt of counterparts of this Amendment duly executed by each of the other parties hereto.
SECTION 5.Reference to, and Effect on the Receivables Purchase Agreement and the Transaction Documents.
(a)The Receivables Purchase Agreement (except as specifically amended herein) shall remain in full force and effect and the Receivables Purchase Agreement and each of the other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto.
(b)On and after the execution and delivery of this Amendment, (i) this Amendment shall be a part of the Receivables Purchase Agreement amended hereby and (ii) each reference in the Receivables Purchase Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Receivables Purchase Agreement, and each reference in any other Transaction Document to “the Receivables Purchase Agreement”, “thereunder”, “thereof” or words of like import referring to the Receivables Purchase Agreement, shall mean and be a reference to the Receivables Purchase Agreement, as amended by this Amendment.
(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, any Purchaser Agent, any Conduit Purchaser or any Committed Purchaser under, nor constitute a waiver of any provision of, the Receivables Purchase Agreement or any other Transaction Document.

Exhibit 4.1
(d)To the extent that the consent of any party hereto, in any capacity, is required under the Transaction Documents or any other agreement entered into in connection with the Transaction Documents with respect to any of the amendments set forth herein, such party hereby grants such consent.
SECTION 6.Transaction Document. This Amendment shall be a Transaction Document under (and as defined in) the Receivables Purchase Agreement.
SECTION 7.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 8.Execution in Counterparts; Electronic Records and Signatures. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Seller and Master Servicer agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Seller and Master Servicer to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Seller and Master Servicer enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Purchasers of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Purchasers may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Purchasers shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Seller or Master Servicer, as applicable, without further verification and (b) upon the request of the Administrative Agent or any Purchaser, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
SECTION 9.Governing Law. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
SECTION 10.Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such

Exhibit 4.1
prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 11. Captions and Cross References. The various captions in this Amendment are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Amendment. Unless otherwise indicated, references in this Amendment to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to the Receivables Purchase Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.
SECTION 12.Reaffirmation of Performance Guaranty. After giving effect to this Amendment and the transactions contemplated hereby, all of the provisions of the Performance Guaranty shall remain in full force and effect, and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

[Signatures begin on the following page]

Exhibit 4.1
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

C.H. Robinson Worldwide, Inc.,
as Master Servicer and as Performance Guarantor

By: /s/ Brent C. Schoenrock Name: Brent Schoenrock Title: Treasurer

C.H. Robinson Receivables, LLC,
as Seller

By: /s/ Brent C. Schoenrock Name: Brent Schoenrock Title: Treasurer

BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Chris Haynes Name: Chris Haynes Title: Senior Vice President

BANK OF AMERICA, N.A., as Purchaser Agent for the BofA Purchaser Group

By: /s/ Chris Haynes Name: Chris Haynes Title: Senior Vice President

BANK OF AMERICA, N.A., as a Committed Purchaser for the BofA Purchaser Group

By: /s/ Chris Haynes Name: Chris Haynes Title: Senior Vice President

Exhibit 4.1

WELLS FARGO BANK, N.A., as Purchaser Agent for the Wells Purchaser Group

By: /s/ Andres Robledo Name: Andrews Robledo Title: Senior Assistant Vice President

WELLS FARGO BANK, N.A., as a Committed Purchaser for the Wells Purchaser Group

By: /s/ Andres Robledo Name: Andres Robledo Title: Senior Assistant Vice President

Exhibit 4.1
EXHIBIT A

AMENDMENTS TO RECEIVABLES PURCHASE AGREEMENT

(attached)

Exhibit 4.1
~~CONFORMED COPY~~ EXECUTION VERSION
~~CONFORMED~~ EXHIBIT A TO AMENDMENT ~~3~~4, DATED ~~November 7~~October 14,
~~2023~~2024

______________________________________________________________________________

RECEIVABLES PURCHASE AGREEMENT
Dated as of November 19, 2021
among
C.H. ROBINSON WORLDWIDE, INC.,
as initial Master Servicer and Performance Guarantor,
C.H. ROBINSON RECEIVABLES, LLC,
as Seller,
and
THE VARIOUS CONDUIT PURCHASERS, COMMITTED PURCHASERS, AND
PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO,

BANK OF AMERICA, N.A.,
as Administrative Agent
______________________________________________________________________________

Exhibit 4.1
Capitalized terms used and not otherwise defined in this Agreement are used as defined in (or by reference in) Appendix A, and the other interpretive provisions set out in Appendix A shall be applied in the interpretation of this Agreement.

ARTICLE I
PURCHASES AND REINVESTMENTS
SECTION 1.1     Purchases; Limits on Purchasers’ Obligations. Upon the terms and subject to the conditions of this Agreement, from time to time prior to the Purchase Termination Date, Seller may request that Administrative Agent, on behalf of the Conduit Purchasers ratably (in accordance with its applicable Ratable Share) purchase from Seller the Asset Interest (each such purchase being a “Purchase”) and, if any Conduit Purchaser in any Purchaser Group is unwilling or unable for any reason to make its Ratable Share of such Purchase or if any Purchaser Group does not have a Conduit Purchaser, Seller shall be deemed to have requested that the Committed Purchaser in such Purchaser Group make such Ratable Share of such Purchase, in an aggregate amount (the “Purchase Price”) equal in each instance to the lesser of: (i) the amount requested by Seller under Section 1.2(a) and (ii) the largest amount that will not cause (a) the Purchasers’ Total Investment to exceed the Purchasers’ Total Commitment, (b) the sum of the Purchasers’ Total Investment and the Required Reserves to exceed the Net Portfolio Balance (in each case, at such time) or (c) the aggregate Investment of such Purchaser’s Purchaser Group to exceed the Commitment of the Committed Purchaser in such Purchaser Group; provided, that each Purchase made pursuant to this Section 1.1 shall be in an amount at least equal to $5,000,000 and, in each case, in integral multiples of $100,000 in excess thereof. Each Committed Purchaser hereby agrees, on the terms and subject to the conditions hereof, to make its Ratable Share of Purchases deemed to be so requested by Seller above, in such amount as would not cause its Investment after giving effect to such Purchase (and any other Purchase to be made on such date) to exceed its Commitment or cause the Purchasers’ Total Investment to exceed the Purchasers’ Total Commitment. At no time shall a Conduit Purchaser that is not a Committed Purchaser have any obligation or commitment to make any Purchase.

SECTION 1.2     Purchase Procedures; Assignment of Seller’s Interests.

(a)    Notice of Purchase. Each Purchase shall be made on notice from Seller to Administrative Agent and each Purchaser Agent in the form of a Purchase Notice attached hereto as Exhibit I and received by Administrative Agent and each Purchaser Agent not later than 1:00 p.m. (New York City time) on the date of such proposed Purchase. Each such notice of a proposed Purchase shall specify (A) the desired amount and date of such proposed Purchase (which shall be a Business Day), (B) the amount of such proposed Purchase to be allocated to each Purchaser Group in accordance with each Purchaser Group’s Ratable Share and (C) a pro forma calculation of the Asset Interest after giving effect to such Purchase and any other Purchase proposed to be made on such day; ~~provided, however, that, Seller shall not request, and the Purchasers shall not be required to fund, more than 4 Purchases per calendar month.~~ If any Conduit Purchaser is willing and able, in its sole discretion, to make its Ratable Share of a Purchase requested of it pursuant to this Section 1.2(a) subject to the terms and